 EXHIBIT 1

HORIZON ENERGY DEVELOPMENT, INC.
BALANCE SHEET
(Unaudited)

                                                              At September 30, 2003
ASSETS
Property Plant & Equipment
   Property Plant & Equipment                                         $372,783,507
   Accumulated D, D & A                                               (153,584,758)
                                                                -------------------

Net Property, Plant & Equipment                                        219,198,749
                                                                -------------------

Current Assets:
   Cash and Temporary Cash Investments                                  18,339,046
   Notes Receivable-Intercompany                                           600,000
   Receivables - Net                                                     5,165,345
   Accounts Receivable-Intercompany                                         22,009
   Unbilled Utility Revenue                                              7,288,648
   Materials/Supplies - Average Cost                                     3,758,643
   Prepayments                                                              86,552
                                                                -------------------
Current Assets                                                          35,260,243
                                                                -------------------

Other Assets                                                               478,133
                                                                -------------------

Total Assets                                                          $254,937,125
                                                                ===================

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                                            $4,750
 Paid in Capital                                                        38,245,591
   Earnings Reinvested in Business                                     (23,209,872)
   Accumulated Other Comprehensive Income                               21,822,219
                                                                -------------------
Total Common Stock Equity                                               36,862,688

   Long-Term Debt Net of Current Portion                                 9,843,998
   Notes Payable - Intercompany - Long Term                             89,770,000
                                                                -------------------
Total Capitalization                                                   136,476,686
                                                                -------------------

Minority Interest in Foreign Subsidiaries                               33,280,896
                                                                -------------------

Liabilities:
   Notes Payable - Intercompany                                         29,700,000
   Long Term Debt Due Current                                            7,397,322
   Accounts Payable - Other                                             20,926,712
   Accounts Payable - Intercompany                                       2,729,331
   Other Accruals & Current Liabilities                                    972,535
                                                                -------------------
Total Current Liabilities                                               61,725,900
                                                                -------------------

Deferred Credits:
   Accumulated Deferred Income Tax                                      20,512,036
   Other Deferred Credit                                                 2,941,607
                                                                -------------------
Total Deferred Credits                                                  23,453,643
                                                                -------------------

Total Capitalization & Liabilities                                    $254,937,125
                                                                ===================